Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) effective as of March 18, 2025 to the Employment Agreement, dated January 4, 2021, as amended December 7, 2022 (the “Employment Agreement”), by and between Scorpius Holdings, Inc. f/k/a NightHawk Biosciences, Inc. (the “Company”) and Jeffrey Wolf (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its President and Chief Executive Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement as set forth below.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.	Amendments.

Section 4 of the Employment Agreement is hereby deleted and replaced with the following:

“4. LOCATION. Executive shall be entitled to perform the services under this Agreement working from a remote location and shall not be required to perform services at the Company’s principal place of business.”

Section 9(e)(iv) of the Employment Agreement is hereby deleted and replaced with the following:

“(iv) a change in the Executive’s remote work status without the Executive’s consent.”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

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4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable. State of Delaware without regard to its choice or conflict of law principles and the parties agree to Delaware as the exclusive venue for any disputes arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Mr. Wolf’s Employment Agreement to be duly executed as of the day and year first above written.

SCORPIUS HOLDINGS, INC.

By:	/s/ William Ostrander
Name:	William Ostrander
Title:	Chief Financial Officer

/s/ Jeffrey Wolf
Jeffrey Wolf

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